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                                                                      EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





We consent to incorporation by reference in the registration statement (No. 333-11097) on Form S-8 of Mitcham Industries, Inc. of our report dated April 12, 1999, relating to the consolidated balance sheets of Mitcham Industries, Inc., as of January 31, 1999, and the related consolidated statements of operations, changes in shareholders' equity and comprehensive income, and cash flows for the years ended January 31, 1997, 1998 and 1999, which report appears in the January 31, 1999 annual report on Form 10-K of Mitcham Industries, Inc.





HEIN + ASSOCIATES LLP
Certified Public Accountants
Houston, Texas
May 3, 1999